RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - CASH MANAGEMENT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                                AFFIRMATIVE                                      WITHHOLD
    Kathleen Blatz                             663,141,429.61                                  20,828,844.99
    Arne H. Carlson                            659,267,660.57                                  24,702,614.03
    Patricia M. Flynn                          664,379,294.25                                  19,590,980.35
    Anne P. Jones                              659,861,580.99                                  24,108,693.61
    Jeffrey Laikind                            660,344,936.66                                  23,625,337.94
    Stephen R. Lewis, Jr.                      664,026,207.47                                  19,944,067.13
    Catherine James Paglia                     664,104,840.77                                  19,865,433.83
    Vikki L. Pryor                             663,122,048.10                                  20,848,226.50
    Alan K. Simpson                            658,085,514.71                                  25,884,759.89
    Alison Taunton-Rigby                       664,065,904.29                                  19,904,370.31
    William F. Truscott                        664,112,404.55                                  19,857,870.05

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  648,765,645.65             20,454,402.90           14,750,226.05                  0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  648,322,372.18             21,263,295.61           14,384,606.81                  0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  649,203,742.21             21,182,661.57           13,583,870.82                  0.00


TEN PERCENT LIMITATION IN SINGLE ISSUER

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  644,678,378.88             25,894,116.96           13,397,778.76                  0.00


LENDING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  645,239,043.58             26,160,992.22           12,570,238.80                  0.00


BORROWING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  640,304,085.83             29,978,537.40           13,687,651.37                  0.00